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                                             EXHIBIT NUMBER (10)(xxix)(1)
                                             TO 2000 FORM 10-K

                           FIRST AMENDMENT TO LEASE


           THIS FIRST AMENDMENT TO LEASE (this "Amendment"), made and entered into as of the 29 day of February, 2000, by and between PERIMETER SUMMIT PARCEL
               --
3 LIMITED PARTNERSHIP, a Georgia limited partnership ("Landlord") and NORTHERN TRUST RETIREMENT CONSULTING, LLC, a Delaware limited liability corporation ("Tenant").

                                WITNESSETH THAT:

           WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated November 5, 1999 (the "Lease"), for certain premises in the building located at 3003 Summit Boulevard, Atlanta, Georgia (the "Building"), consisting of approximately 127,611 rentable square feet of space (the "Premises");

           WHEREAS, Landlord and Tenant desire to amend the Lease and other matters by means of this Amendment.

           NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereto do hereby agree as follows:

           1. Landlord hereby agrees to provide to Tenant an additional tenant improvement allowance equal to $2.66 per rentable square foot of space (the "Supplemental Tenant Improvement Allowance") with respect to the initial Premises and any other premises leased by Tenant having a term that commences upon the Commencement Date or within one hundred eighty (180) days after such Commencement Date which shall include Tenant's Expansion Option A and Expansion Option B under Expansion Schedule I of the Lease. The Supplemental Tenant Improvement Allowance shall be considered part of the Tenant Improvement Allowance for all purposes under the Lease and may be utilized by Tenant for Construction Costs, other tenant improvement costs or as an offset against Base Rental until fully utilized.

           2. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

           EXCEPT AS expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control.
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      IN WITNESS WHEREOF, the undersigned parties have duly executed this
      Amendment as of the day and year first above written.

LANDLORD:                                   TENANT:


PERIMETER SUMMIT PARCEL 3                   NORTHERN TRUST RETIREMENT
LIMITED PARTNERSHIP, a Georgia              CONSULTING, LLC, a Delaware limited
limited partnership                         liability corporation

By: Hires Management, L.L.C., a Delaware    By:         /s/Dennis Sain
    limited liability company, general          ----------------------
    partner of Perimeter Summit Parcel 3         Name: Dennis Sain
    Limited Partnership                          Title:  Chief Executive Officer

    By: Hines Interests Limited Partnership,
        a Delaware limited partnership, sole
        member of Hines Management,
        L.L.C.

      By: Hines Holdings, Inc., a Texas
          corporation, sole member of
          Hines Interest Limited
          Partnership

          By: /s/ C. Kevin Shannahan
              --------------------------------------
                 C. Kevin Shannahan
                 Executive Vice President